UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2010

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Directors

On September 7, 2010, the Board of Directors of General Cable Corporation (the “Corporation”) appointed Mr. Charles G. McClure, Jr. and Mr. Patrick M. Prevost to serve as independent directors of the Corporation until they stand for election at the 2011 Annual Meeting of the Stockholders and until their respective successors are duly appointed and qualified. Mr. McClure and Mr. Prevost will both serve on the Board’s Audit, Compensation and Corporate Governance committees.

Mr. McClure is the Chairman of the Board, CEO and President of ArvinMeritor, Inc., a publicly traded global supplier of integrated systems, modules and components for commercial vehicle manufacturers, and has held this position since August 2004.  Prior to joining ArvinMeritor, Mr. McClure held a series of senior management positions and served on the board of directors at Federal-Mogul Corporation, a publicly traded global automotive supplier, from January 2001 until July 2004, most recently as Chief Executive Officer. Mr. McClure previously held senior management positions with increasing responsibility at Detroit Diesel Corporation from 1997 until 2001 and Johnson Controls, Inc. from 1983 until 1997.  He is also a director of R.L. Polk, a privately held information provider for the automotive industry.

Mr. Prevost is President and Chief Executive Officer of Cabot Corporation, a publicly traded global specialty chemicals company, and has held this position since January 2008. Mr. Prevost served as President, Performance Chemicals at BASF AG, a publicly traded international chemical company, from October 2005 to December 2007. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America.  Mr. Prevost previously held senior management positions with increasing responsibility at BP Plc from 1999 to 2003 and Amoco Chemicals from 1983 until 1999.

Both newly appointed directors will participate in the Corporation’s non-employee director compensation plans as in effect from time to time, including, without limitation, the payment of retainers. The Compensation Committee approved awards of restricted stock units under the 2005 Stock Incentive Plan to each of the new directors with a value of approximately $25,000 on the grant date, September 8, 2010.

There are no arrangements or understandings pursuant to which Mr. McClure and Mr. Prevost were appointed as directors and there are no related party transactions between the Company and either Mr. McClure or Mr. Prevost.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)   Exhibits

99        General Cable Corporation Press Release dated September 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

September 7, 2010	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99	General Cable Corporation Press Release dated September 7, 2010